EXHIBIT 25

POWER OF ATTORNEY

          Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the ACompany@) and each of the undersigned officers and directors of the Company, hereby constitute and appoint Monroe G. Milstein and Paul C. Tang, jointly and severally, with full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities to sign, execute and affix their respective seals thereto and file any and all documents relating to the proposed registration of up to 100,000 (and such additional amounts as may be authorized by the Board of Directors of the Company from time to time) shares of Common Stock, $1.00 par value per share, that may be issued pursuant to purchases made under the Burlington Coat Factory Warehouse Corporation 401(k) Profit Sharing Plan and the Decelle, Inc. Employees= 401(k) Savings Plan, including, without limitation, a registration statement under the Securities Act of 1933, as amended, including any amendments thereto on behalf of the Company, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          This Power of Attorney may be executed in counterparts.

          IN WITNESS WHEREOF, Burlington Coat Factory Warehouse Corporation has caused this Power of Attorney to be executed in its name by its President and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hand as of this 29th day of November, 2001.
BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, By: /s/ Monroe G. Milstein Monroe G. Milstein, President

[CORPORATE SEAL]

Attest

/s/ Paul C. Tang
Paul C. Tang,
Assistant Secretary

          IN WITNESS WHEREOF, the following persons have executed this Power of Attorney in their respective capacities set forth below as of the 29th day of November, 2001.
/s/ Monroe G. Milstein Monroe G. Milstein, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	/s/ Andrew R. Milstein Andrew R. Milstein, Executive Vice President and Director

/s/ Stephen E. Milstein Stephen E. Milstein, Executive Vice President and Director	/s/ Mark A. Nesci Mark A. Nesci, Executive Vice President and Director

/s/ Harvey Morgan Harvey Morgan, Director	/s/ Irving Drillings Irving Drillings, Director

/s/ Roman Ferber Roman Ferber, Director	/s/ Robert L.LaPenta, Jr. Robert L. LaPenta, Jr., Vice President-Controller (Principal Accounting Officer)